Exhibit 10(nn)

                                     Form of

                            DATA GENERAL CORPORATION

                           1998 NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT

                                      * * *

OPTION AGREEMENT made this ____th day of January, ____ between DATA GENERAL CORPORATION, a Delaware corporation (hereinafter called the "Company"), and ______________________________, a Director of the Company (hereinafter called the "Participant");


                                   WITNESSETH

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of its common stock, as hereinafter provided, to carry out the purpose of the "1998 Non-Employee Director Stock Option Plan" (hereinafter referred to as the "Plan"), approved by its stockholders and directors:

         NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, the parties hereto have agreed as follows:

         1. Grant of Option. The Company hereby grants to the Participant an option (hereinafter called the "Option") to purchase all or part of an aggregate of ________________ (______) shares of stock (hereinafter referred to as the "Stock") (such number being subject to adjustment as provided in Paragraph 11 hereof) on the terms and conditions hereinafter set forth.

         2. Incorporation of Plan. Except as hereinafter provided, this Agreement shall be governed by and be subject to all the terms and conditions set forth in the Plan as in effect on the date hereof. A copy of the Plan has been delivered to the Participant and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and the Plan, the terms and conditions of the Plan shall control.

         3. Purchase Price. The purchase price of the shares of Stock covered by the Option shall be $________ per share. Payment shall be made in cash, by certified check, cashier's check or in shares of Common Stock in the manner prescribed in Paragraph 9 hereof.

         4. Term of Option. The term of the Option shall be for a period commencing on the date hereof and ending ten years thereafter. The right of Participant to purchase Stock through the exercise of this Option, wholly or in part, shall be available to the Participant at any time during the term of this Option subject to restrictions on disposition as provided in Paragraph 6 hereof and to the obligation of resale of said Stock as provided in Paragraph 7 hereof.

         5. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant only by him, more particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provision hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect; provided however, that if Participant shall die while serving as a Director of the Company, his executor, personal representative, or beneficiary shall have the right to exercise the Option (to the extent that the Participant would have been entitled to do so at the date of his death) at any time within twelve (12) months from the date of death in respect of the total number of shares as to which he would be entitled to exercise his Option at the date of his death.

         6. Restrictions on Disposition. Stock acquired by Participant pursuant to the exercise of an Option is subject to certain restrictions on dispositions and obligations of resale to the Company as provided in Section 7 of the Plan and such Stock shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated until such restrictions lapse. Participant understands and agrees that, if the Stock is subject to restrictions which have not yet lapsed, certificates representing such Stock will contain a legend to the effect that the Stock is subject to certain restrictions on disposition and obligations of resale as contained in Section 7 of the Plan. Such restrictions against the disposition of the Stock shall lapse in accordance with the provisions of Exhibit A attached hereto.

         Upon the occurrence of the earlier of the death of Participant or the Participant's cessation of service as a Director with the consent of the Company, the restrictions against disposition which have not otherwise lapsed under the Plan shall immediately lapse.

         7. Obligation of Resale. In the event of Participant's cessation of service as a Director for any reason except death or with the consent of the Company, then the Stock for which Participant has paid the purchase price but on which restrictions against disposition have not lapsed shall be offered for resale to the Company at the price paid by Participant. This offer of resale must be in writing and must be delivered to the Company within thirty (30) days following the cessation of service and certificates for such Stock shall be delivered to the Company within such thirty-day period. If such Stock is not delivered to the Company within thirty (30) days following cessation of Participant's service, such Stock shall remain subject to the restrictions against disposition and such restrictions shall not lapse as otherwise provided herein and in the Plan. Within sixty (60) days following a timely delivery of the Stock, the Company will compensate Participant (at the original purchase price) for such number of shares of the Stock as the Company elects to repurchase and will return to the Participant any such shares not so purchased. In the event that the Company declines in writing to repurchase such Stock, such Stock shall remain the property of Participant and the restrictions against disposition shall lapse at the rate stated in this Agreement.

         8. Service as a Director. Subject to the provisions of Paragraph 5 hereof, this Option shall be exercisable only by Participant while he is serving as a Director of the Company or upon his cessation of service as a Director with the consent of the Company. If Participant shall cease to serve as a Director with the consent of the Company before his Option shall have terminated, he must exercise the Option within ninety (90) days after the date on which he ceases to serve as a Director the Company.

         Participant acknowledges and agrees that the Company is not obligated by this Agreement or the Plan to continue the Participant as a Director of the Company, and this Agreement does not in any manner create any rights, benefits, or obligations not specifically set forth herein.

         9. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Company at its office at 4400 Computer Drive, Westboro, MA 0l580, Attn:
Treasurer. Such notice shall state the election to exercise the Option, and the number of shares of Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment of the full purchase price of such Stock in cash, by certified check, cashier's check or in shares of Common Stock. If shares of Common Stock are tendered as payment of the Option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Participant shall purchase at the price which reflects the fair market value of the Stock as of the date of exercise, in cash, by certified check or cashier's check such additional fractional shares of Common Stock as are necessary to result in the issuance to the Participant of an additional whole share of Common Stock. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after the notice and payment shall be received. In the event the Option shall be exercised, pursuant to Paragraph 5 hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

Until Participant (or his  representative as provided in Paragraph 5 hereof) has
been  issued  a  certificate  or  certificates   for  the  shares  as  acquired,
Participant shall possess no stockholder rights with respect to any such Stock.

         10. Tax Information. Information with respect to the ordinary income recognized by Participant in any year on account of the exercise of the Option, whether such income arises from the receipt of Stock not subject to restrictions or from the lapse of restrictions, shall be reported by the Company to the Internal Revenue Service to the extent required by law.

A copy of any election statement filed by Participant with the Internal Revenue Service in order to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of exercise with respect to the Stock being purchased upon exercise of the Option, shall be provided by the Participant to the Company.

         11. Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or otherwise, occurring after the date hereof, the aggregate number of shares of the Stock subject to this Agreement and the Option price may be proportionately adjusted, and any other appropriate changes may be made by the Board of Directors, whose determination shall be conclusive. No fractional share shall be issued upon any such exercise, and the aggregate price shall be appropriately reduced on account of any fractional share not issued. In no event, however, shall adjustment be made in the rate at which restrictions against disposition lapse and Participant's obligation of resale, as fixed by Paragraph 6 and 7 hereof.

         12. Termination of Option. In the event of the institution of any legal proceedings directed to the validity of the Plan pursuant to which the Option is granted, or to any option granted under it, the Company may, in its discretion, and without incurring any liability therefor to any Participant, terminate the Option.

         13.   Enforceability.   This  Agreement   shall  be  binding  upon  the
Participant, his estate, his personal representatives and beneficiaries.

         14. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at 4400 Computer Drive, Westboro, MA 01580 (Attention: Treasurer). Each notice to the Participant or other person or persons then entitled to exercise the Option shall be addressed to the Participant or such other person or persons at the Participant's last known address.

         15. Successors, Etc. For purposes of this Agreement, the "Company" shall also mean any successor to Data General Corporation, whether by merger, acquisition or otherwise.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

                                                   DATA GENERAL CORPORATION


                                                   By:_________________________
                                                        Robert C. McBride,
                                                   Vice President and Treasurer




I have read and understood this Agreement and agree to be bound by its terms.


___________________________________
Print Name: _________________________

                                                                            1/98
                                                   EXHIBIT A TO

                                             DATA GENERAL CORPORATION

                           1998 NON-EMPLOYEE DIRECTOR
                             STOCK OPTION AGREEMENT

                            Dated: January __, _____




During the term of this option, the restrictions against disposition of the Stock and the obligation of resale to the Company shall lapse so the shares become freely tradeable ("Free Shares") in accordance with the following schedule:




       # of Years                                          Free of Restrictions
      From Date of
  Option Agreement                         Per Time Period                        Cumulative

1 year  or on  __/__/__                    25% = ____ shs.                      25%  = ____ shs.

2 years or on __/__/__                     25% = ____ shs.                      50%  = ____ shs.

3 years or on __/__/__                     25% = ____ shs.                      75%  = ____ shs.

4 years or on __/__/__                     25% = ____ shs                       100% = ____ shs.
